Exhibit 99.1

ISCS, Inc.

Financial Statements

December 31, 2016

INDEPENDENT AUDITOR'S REPORT

To the Shareholder
ISCS, Inc.
San Jose, California

We have audited the accompanying financial statements of ISCS, Inc. (a California S-corporation), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, shareholder equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ISCS, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Armanino LLP

San Jose, California
January 31, 2017

ISCS, INC.
Balance Sheet
December 31, 2016

ASSETS

Current assets
Accounts receivable, net	$ 11,982,577
Prepaid expenses	886,409
Total current assets	12,868,986

Property and equipment, net	1,052,900
Other assets	129,365
Related party receivable	239,935

Total assets	$ 14,291,186

LIABILITIES AND SHAREHOLDER DEFICIT

Current liabilities
Bank overdraft	$ 334,364
Accounts payable	3,919,011
Accrued expenses	3,902,185
Note payable - related party	900,000
Term loan	353,000
Deferred revenue, current	9,558,874
Capital lease obligations	62,636
Deferred rent	82,410
Total current liabilities	19,112,480

Deferred revenue, non-current	34,255,772
Total liabilities	53,368,252

Shareholder deficit
Shareholder contributions	264,035
Shareholder distributions	(3,793,734)
Accumulated deficit	(35,547,367)
Total shareholder deficit	(39,077,066)

Total liabilities and shareholder deficit	$ 14,291,186

The accompany notes are an integral part of these financial statements

ISCS, INC.
Statement of Operations
For the Year Ended December 31, 2016

Revenues
Professional service	$ 31,308,483
Hosting service	8,838,257
License	3,922,844
Maintenance	2,548,055
Fulfillment	3,197,185
Training and user conference	209,755
Total revenues	50,024,579

Cost of sales	33,738,360

Gross profit	16,286,219

Operating expenses
General and administrative	6,434,302
Selling and marketing	5,369,310
Research and development	11,295,547
Total operating expenses	23,099,159

Operating loss	(6,812,940)

Other income (expense), net
Other income	908,553
Interest expense	(103,136)
Total other income, net	805,417

Net loss	$ (6,007,523)

The accompany notes are an integral part of these financial statements

ISCS, INC.
Statement of Shareholder Equity (Deficit)
For the Year Ended December 31, 2016

	Shareholder Contributions	Shareholder Distributions	Accumulated Deficit	Total Shareholder Equity (Deficit)

Balances, December 31, 2015	$ 264,035	$ (3,789,549)	$ (29,539,844)	$ (33,065,358)

Shareholder distribution	—	(4,185)	—	(4,185)

Net loss	—	—	(6,007,523)	(6,007,523)

Balances, December 31, 2016	$ 264,035	$ (3,793,734)	$ (35,547,367)	$ (39,077,066)

The accompany notes are an integral part of these financial statements

ISCS, INC.
Statement of Cash Flows
For the Year Ended December 31, 2016

Cash flows from operating activities
Net loss	$ (6,007,523)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	923,395
Changes in operating assets and liabilities
Accounts receivable, net	(7,539,145)
Prepaid expenses	(501,563)
Other current assets	6,135
Other assets	(47,346)
Accounts payable	2,081,972
Accrued expenses	(264,980)
Deferred revenue	9,778,571
Deferred rent	34,579
Net cash used in operating activities	(1,535,905)

Cash flows from investing activities
Related party receivable	24,000
Acquisition of property and equipment	(398,043)
Net cash used in investing activities	(374,043)

Cash flows from financing activities
Bank overdrafts	334,364
Distribution to shareholder	(4,185)
Principal borrowings on term loan	853,094
Principal payments on term loan	(500,094)
Principal payments on capital lease obligation	(60,576)
Principal borrowings on note payable - related party	900,000
Net cash provided by financing activities	1,522,603

Net decrease in cash and cash equivalents	(387,345)

Cash and cash equivalents, beginning of period	387,345

Cash and cash equivalents, end of period	—

Supplemental disclosures of cash flow information
Cash paid for interest	$ 50,166

The accompany notes are an integral part of these financial statements

ISCS, INC.
Notes to Financial Statements
December 31, 2016
_________________________

1.	Organization

ISCS, Inc. (the "Company"), a California S-corporation, was incorporated on July 18, 1994. The Company provides a technology platform which consists of three key elements: a cloud-based insurance processing platform, business intelligence and analytics, and digital engagement. The platform can be implemented as an enterprise system or with modules from other vendors for separate functionality. The Company supports the core insurance operations, including underwriting and policy administration, claims management and billing. The Company's customers include property and casualty insurance organizations.

2.	Summary of Significant Accounting Policies

Cash equivalents

The Company considers all highly liquid debt instruments purchased with original maturity of three months or less to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are presented net of an allowance for doubtful accounts. The Company evaluates the collectability of its accounts receivable on a regular basis based on the Company's historical losses and existing economic conditions. The allowance for doubtful accounts was $322,498 as of December 31, 2016.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation on property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets, typically three years. Leasehold improvements are amortized over the shorter of the asset life or remaining lease term. Improvements are capitalized while repairs and maintenance are charged to expense in the period incurred.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. If such review indicates that the carrying amount of long-lived assets is not recoverable, the carrying amount is reduced to fair value. In addition to the recoverability assessment, the Company routinely reviews the remaining estimated useful lives of its long-lived assets. Any reduction in the useful life assumption will result in increased depreciation and amortization expense in the period when such determination is made, as well as in subsequent periods. There was no impairment of long-lived assets or changes in estimated useful lives during 2016.

ISCS, INC.
Notes to Financial Statements
December 31, 2016
_________________________

Revenue recognition

The Company derives its revenue from the licensing and implementation of software solutions and associated software maintenance and support. While the Company offers its platform as an on-premise solution, its managed Software-as-a-Service (SaaS) solution enables the Company to offer and manage multiple services and eliminates the need for customers to host the Company's solutions on-premises. The Company's arrangements with customers typically include: (a) license fee paid for the use of software solutions in perpetuity, implementation and training services (b) maintenance and support fees related to technical support and software updates and (c) managed SaaS.

License

The Company derives its license revenue from the sale of perpetual licenses. The Company evaluates the nature and scope of professional services for each arrangement and if it determines that the professional services revenue should not be accounted for separately from license revenue, the license revenue is recognized together with the professional services revenue using the zero gross margin method, where revenues recognized are limited to the costs incurred for the implementation services.

Professional Services

In cases where professional services are deemed to have significant customization of the software, the entire arrangement is accounted for using contract accounting until the essential services are complete. If reliable estimates of total project costs can be made, the Company applies the percentage-of-completion method whereby percentage toward completion is measured by using the ratio of service billings to date compared to total estimated service billings for the consulting services. Service billings approximate labor hours as an input measure since they are generally billed monthly on a time and material basis. The fees related to the maintenance are recognized over the period the maintenance is provided.

If reliable estimates of total project costs cannot be made or vendor-specific objective evidence ("VSOE") for maintenance has not been established and it is reasonably assured that no loss will be incurred under the arrangement, revenues are recognized pursuant to the zero gross margin method. Under this method, revenues recognized are limited to the costs incurred for the implementation services. When zero gross margin method is applied for lack of reliable project estimates and subsequently project estimates become reliable, the Company switches to the percentage-of-completion method, resulting in a cumulative effect adjustment for deferred license revenues to the extent of progress toward completion, and the related deferred professional service margin is recognized in full as revenues.

Managed SaaS

SaaS revenue derives from onsite management and hosting of client data and is earned based on total premium written of each customer. The Company recognizes revenue when (1) the Company enters into a legally binding arrangement with a customer; (2) the Company delivers the services; (3) the sale price is fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable.

ISCS, INC.
Notes to Financial Statements
December 31, 2016
_________________________

Maintenance and Support

Maintenance and support revenue includes post-implementation customer support and the right to unspecified software updates and enhancements on a when and if available basis. The Company recognizes revenue from maintenance arrangements ratably over the period in which the services are provided.

Deferred revenue

Deferred revenue is comprised of unamortized license, professional service and maintenance revenue as of December 31, 2016.

Income taxes

The Company is a qualified S-corporation subsidiary wholly owned by Power Management Group, Inc. ("PMG"), a California S-corporation. The taxable earnings of the Company are therefore included in the income tax returns of PMG and passed through to its shareholders. Accordingly, no provision has been made for the effect of federal income taxes in these financial statements except for the minimum corporate tax imposed on S-corporations in California of $800. Deferred tax assets and liabilities are not considered material to the financial statements and have not been recorded. The Company's Federal and State tax filings remain open for examination for the years from 2013 to 2016, respectively.

The Company has evaluated its current tax positions and has concluded that as of December 31, 2016, the Company does not have any significant uncertain tax positions for which it is more likely-than-not to result in a tax liability to the Company.

Concentration

Credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivables. Cash on deposit with financial institutions may, at times, exceed federally insured limits. Management believes that these financial institutions are financially sound and, accordingly, minimal credit risk exists.

Accounts receivable

Significant portions of the Company's receivables are derived from a few customers. During 2016, 59% of accounts receivable were attributed to two customers.

ISCS, INC.
Notes to Financial Statements
December 31, 2016
_________________________

Use of estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the provisions required for non-collectible accounts receivable, the estimate of the carrying amount of property and equipment and the estimates surrounding the zero gross margin revenue recognition policy. Actual results could differ from those estimates.

3.	Property and Equipment, Net

Property and equipment consist of the following at December 31, 2016:

Computer equipment	$3,405,480
Software	568,624
Furniture and fixtures	163,835
Leasehold improvements	106,185
Total property and equipment	4,244,124
Less: accumulated depreciation and amortization	3,191,224
Total property and equipment, net	$1,052,900

Depreciation expense totaled $923,395 for the year ended December 31, 2016. Included in computer equipment are assets purchased under capital leases with total net book value of $60,598 at December 31, 2016. Amortization of assets held under capital leases is included with depreciation expense.

4.	Debt

Term loan

On June 29, 2016, the Company amended their existing revolving line of credit facility with an outstanding balance of $853,094. The Company converted the revolving facility to a term loan requiring twelve equal installment payments with a new maturity date of May 31, 2017, at which time all unpaid principal, interest and fees are due and payable in full. As of December 31, 2016, $353,000 was outstanding under this agreement.

Note payable - related party

The shareholders of PMG, which is the sole shareholder of the Company, are also minority shareholders in SureProducts Insurance Agency ("SPIA"). On February 17, 2016, the Company entered into a promissory note agreement with SPIA in the amount of $1,000,000 with an interest rate of 7.5% at December 31, 2016. Payments are due in monthly installments of interest only until the maturity of the note on March 17, 2017 at which time all unpaid principal and interest are due and payable in full. At December 31, 2016, $900,000 of principal and $52,971 of accrued interest was outstanding under this note.

ISCS, INC.
Notes to Financial Statements
December 31, 2016
_________________________

Capital lease obligations

The Company has entered into a capital lease for the purchase of equipment. This capital lease obligation has an effective interest rate of 3.5% and expires on December 31, 2017. At
December 31, 2016, $62,636 was outstanding under this capital lease obligation.

Future minimum payments for this capital lease at December 31, 2016 is as follows:

Year Ending December 31,
2017	$63,778
Less amounts representing interest	(1,142)
Present value of minimum lease payments	62,636
Less current portion	(62,636)
Long-term capital lease obligation	$—

Capital lease payments including interest totaled $63,778 for the year ended December 31, 2016.

5.	Commitments and Contingencies

Operating lease commitments

The Company leases several facilities under long-term non-cancelable agreements. In the normal course of business, it is expected that its leases will be renewed or replaced by leases on other properties.

Future minimum lease payments under all non-cancelable operating leases are as follows:

2017	$451,657
2018	468,131
2019	394,160
2020	208,098
2021	310,011
Total	$1,832,057

Rental expenses for the year ended December 31, 2016 totaled $1,039,237.

Legal proceedings

The Company may from time to time be involved in various legal actions in the normal course of business. It is management's opinion that the resolution of such matters relating to litigation is either covered by insurance or will not have a material adverse impact on the financial position or results of operations of the Company.

ISCS, INC.
Notes to Financial Statements
December 31, 2016
_________________________

6.	Retirement Plan

The Company sponsors a 401(k) defined contribution plan covering eligible employees who elect to participate. Employees contribute to the Plan at their discretion, not to exceed the annual limit established by the Internal Revenue Code. Employee contributions fully vest at the time contributions are made while employer contributions vest over a five year period. The Company's matching contribution was $632,643 in 2016.

During 2016, the Plan went through a voluntary correction regarding excess employer contributions made for the Plan years 2008 through 2015. These excess contributions in the amount of $440,548 remain in the Plan as forfeitures. Per the Plan document, forfeitures may be used to defray Plan administrative expenses or can be applied to reduce future employer contributions.

7.	Related Party Transactions

SPIA

The Company provides hosting and fulfillment services to SPIA. The Company received $245,143 during 2016 for these services. Amounts payable to SPIA as of December 31, 2016 were $119,019. There were no amounts due from SPIA as of December 31, 2016.

On December 1, 2016, the Company and SPIA entered into an agreement that provides SPIA a perpetual license to the Company's proprietary software for a one-time fee of $500,000 and hosting services for a minimum term of five years. Revenue associated with the agreement will be earned ratably over the term of the hosting agreement until all elements of the contract have been delivered. For the year ending December 31, 2016, $8,333 was included in license revenue on the statement of operations. As of December 31, 2016 $491,667 was included in deferred revenue on the balance sheet.

PMG

On December 31, 2015, PMG, which is the sole shareholder of the Company, entered into a note agreement with one of its shareholders, and subsequently transferred the receivable to the Company. The note bears an interest rate of 2%, which is due and accrued on an annual basis. Principal payments of $1,000 are due semi-monthly until the loan is fully repaid. The amount outstanding on this note receivable at December 31, 2016 is $239,935.

8.	Sales Tax Liability

The Company has historically treated all revenue as either California based or out of state and has been compliant in the filing of all California quarterly sales tax returns since inception.  During 2015, the Company determined that other states in which the Company provided services, had similar filing requirements and has begun a voluntary correction, with a lookback period between three to ten years, with each of the various states. As part of this voluntary correction, the Company identified multiple clients had either self-reported the sales tax or had a tax exempt status in their respective state. For those clients that either did not self-report or have a tax exempt status, the Company has accrued

ISCS, INC.
Notes to Financial Statements
December 31, 2016
_________________________

for an estimated tax liability in the amount of $1,555,875 as of December 31, 2016, which is included in accrued expenses on the balance sheet.

Under the contractual terms of each client sales agreement, the Company's clients are responsible for their associated sales tax and the Company recorded an initial receivable in the amount of $1,070,728 as of December 31, 2015. As the collectability of these receivables were not reasonably assured, the Company recorded an allowance against the full amount at December 31, 2015.

During 2016, $991,535 of the sales tax receivable was recovered and is included in other income on the statement of operations. At December 31, 2016 the remaining sales tax receivable of $79,193 was outstanding and included in accounts receivable on balance sheet. As the collectability of these receivables are not reasonably assured, the Company has recorded an allowance against the full amount at December 31, 2016.

9.	Liquidity

The Company has sustained significant losses from operations since its inception. At December 31, 2016, the Company has an accumulated deficit of $35,547,367, has negative cash flows from operations the past several years, and has no cash on hand.

Management will continue to monitor the Company’s cash position carefully and evaluate its future operating cash requirements with respect to its strategy, business objectives and performance. Management has entered into an agreement with Guidewire Software, Inc. (Note 10) where the Company will be acquired in 2017, which will address any concerns over liquidity.

10.	Subsequent Events

The Company has evaluated subsequent events through January 31, 2017, the date which the financial statements were available to be issued, noting the following subsequent event:

On December 18, 2016, Guidewire Software, Inc., ("Guidewire"), and Igloo Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Guidewire (the "Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Power Management Group, Inc., a California corporation ("Seller"), and ISCS, Inc., a California corporation and wholly owned subsidiary of Seller (the "Company"). Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company on or around February 15, 2017, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Guidewire.

The aggregate consideration payable in exchange for all of the outstanding equity interests of the Company is approximately $160 million in cash. The consideration is subject to adjustment based on (i) working capital adjustment provisions, (ii) the amount of any Company transaction expenses, indebtedness or other transaction related payments that remain unpaid as of the closing of the acquisition and (iii) indemnification obligations of the Seller and the key stakeholders after the closing of the acquisition.